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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Form 8-K of Exide Corporation of our report on the financial statements of Schuylkill Holdings, Inc. dated April 25, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph regarding the ability of the Company to continue as a going concern) appearing in the Registration Statement No. 33-61961 of Exide Corporation on Form S-4.



/s/ DELOITTE & TOUCHE LLP
____________________________________
Deloitte & Touche LLP
New Orleans, Louisiana
September 8, 1995